Exhibit 99.1

RealD Announces Resignation of James Cameron from the Board of Directors

LOS ANGELES (February 11, 2013) - RealD Inc. (NYSE: RLD), a leading global licensor of 3D technologies, today announced the resignation of James Cameron from its Board of Directors due to the rigorous demands of his filmmaking commitments.

Cameron is currently dedicated to finalizing the scripts for Avatar 2 and Avatar 3 and hopes to begin production on these 3D films by the end of 2013.

“I would like to extend my sincere gratitude to Jim for his contributions as a RealD board member,” said Michael V. Lewis, Chairman and CEO of RealD. “His cinematic achievements and evangelism of 3D filmmaking continue to play a key role in advancing our industry.  I look forward to seeing Avatar 2 and Avatar 3 released in RealD 3D in the coming years.”

“The increasing demands on my schedule in 2013 have made serving on RealD’s board impractical going forward,” Cameron said.  “However, I am excited to continue my long-standing collaboration with RealD to jointly promote the merits of 3D filmmaking.”

Cameron joined RealD’s Board of Directors in July 2010.

Cautionary Note on Forward-Looking Statements

This press release includes forward-looking information and statements, including but not limited to: statements about RealD’s expectations regarding the changes in its board of directors and management team; statements concerning anticipated future financial and operating performance; RealD’s ability to continue to derive substantial revenue from the licensing of RealD’s 3D technologies for use in the motion picture industry; 3D motion picture releases and conversions scheduled in the future, their commercial success and consumer preferences; our ability to increase the number of RealD-enabled screens in domestic and international markets and market share; our ability to supply our solutions to our customers on a timely basis; RealD’s relationships with its exhibitor and studio partners; the progress, timing and amount of expenses associated with RealD’s research and development activities; market and industry trends, including growth in 3D content; RealD’s projected operating results; and competitive pressures in domestic and international markets. These statements are based on our management’s current expectations and beliefs, as well as a number of assumptions concerning future events. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside management’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. RealD’s Annual Report on Form 10-K for the twelve months ended March 23, 2012, RealD’s Quarterly Report on Form 10-Q for the third fiscal quarter ended December 31, 2012 and other documents filed with the SEC include a more detailed discussion of the risks and uncertainties that may cause actual results to differ materially from the results discussed in the forward-looking statements.

RealD undertakes no obligation to update publicly the information contained in this press release, or any forward-looking statements, to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

About RealD Inc.

RealD is a leading global licensor of 3D technologies. RealD’s extensive intellectual property portfolio is used in applications that enable a premium 3D viewing experience in the theater, the home and elsewhere. RealD licenses its RealD Cinema Systems to motion picture exhibitors that show 3D motion pictures and alternative 3D content. RealD also provides its RealD Display, active and passive eyewear, and RealD Format technologies to consumer electronics manufacturers and content producers and distributors to enable the delivery and viewing of 3D content. RealD’s cutting-edge technologies have been used for applications such as piloting the Mars Rover.

RealD was founded in 2003 and has offices in Beverly Hills, California; Boulder, Colorado; London, United Kingdom; Moscow, Russia; Shanghai, China; Hong Kong; and Tokyo, Japan. For more information, please visit our website at www.reald.com.

© 2013 RealD Inc. All Rights Reserved.

Investor Contact:

Erik Randerson, CFA

424-702-4317

eranderson@reald.com

Media Contact:

Rick Heineman

310-385-4020

rheineman@reald.com